Registration No. 333-147150

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	Not Applicable
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

2200 Ross Avenue, Suite 4500E, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

2007 Stock Option Plan
(Full title of the plans)

PARK PLACE ENERGY CORP.
Attention: Francis M. Munchinski
2200 Ross Avenue
Suite 4500E
Dallas, TX 75201
(Name and address of agent for service)

(214) 220-4340
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
W. Alan Kailer
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, TX 75202
(214) 979-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]
Non-accelerated filer [ ]
(do not check if smaller reporting company)
Smaller reporting company[X]

DEREGISTRATION OF SECURITIES

Park Place Energy Corp. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the 2007 Stock Option Plan (the “Plan”) filed on November 5, 2007 (Registration No. 333-147150) (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof. Such removal and withdrawal is being effected because all options issued under the Plan have expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Park Place Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, in the State of Texas on this 27th day of December, 2013.

PARK PLACE ENERGY CORP.

By:	/s/ Francis M. Munchinski
Francis M. Munchinski
Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Park Place Energy Corp., a Nevada corporation, does hereby appoint Francis M. Munchinski as his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, including but not limited to that listed below, in connection with the preparation, execution and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of this Registration Statement and any post-effective amendments thereto, and to file the same with all exhibits hereto, and other documents in connection herewith, and all matters required by the Commission in connection with this Registration Statement, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below.

SIGNATURES	TITLE	DATE

	President, CEO and Director	December 20, 2013
/s/ Scott C. Larsen	(Principal Executive Officer)
Scott C. Larsen

	Chief Financial Officer	December 23, 2013
/s/ Taisiia Popova	(Principal Financial and Accounting Officer)
Taisiia Popova

/s/ David M. Thompson	Director	December 20, 2013
David M. Thompson

/s/ Arthur Halleran	Director	December 20, 2013
Arthur Halleran

/s/ Ijaz Khan	Director	December 20, 2013
Ijaz Khan